Exhibit 5.11

CONSENT OF KNIGHT PIÉSOLD LTD.

Western Copper and Gold Corporation

The undersigned, an authorized signatory on behalf of Knight Piésold Ltd., hereby consents to:

(i)	the use and reference to Knight Piésold Ltd. and the report entitled “Casino Project, NI 43-101F1 Technical Report Feasibility Study, Yukon Territory, Canada – Revision 1”, dated January 25, 2013, and

(ii)	the inclusion and incorporation by reference of information derived from such report,

in the Registration Statement on Form F-10 of Western Copper and Gold Corporation.

KNIGHT PIÉSOLD LTD.

/s/ Ken Brouwer
Name: Ken Brouwer, P. Eng., P.E.
Title: Principal

Date:	August 6, 2020